Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ACCOMPLISHES KEY
COMPONENT OF CAPITAL RAISE INITIATIVE

Agrees to terms with U.S. Treasury on TARP Exchange

HONOLULU, HI December 20, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), today announced that the U.S. Treasury agreed to exchange the Treasury’s TARP preferred stock, having an aggregate liquidation preference of $135 million, plus accrued and unpaid dividends, for CPF common stock valued at approximately 37.5% of the sum of the original par amount of the TARP preferred stock plus accrued and unpaid dividends.  The number of shares of CPF common stock to be issued in the exchange is based on a price of the lesser of $0.50 per share and the lowest price per share issued in CPF’s recapitalization plan.  The Treasury’s consent to an exchange on the terms described above is subject to the execution of a definitive exchange agreement and certain other terms and conditions.

CPF previously reported that the conditions of the definitive agreements it entered into with two lead investors on November 4, 2010, included the exchange of TARP preferred stock for common stock at a value of 25% of the aggregate liquidation preference of the TARP preferred stock and 100% of the amount of accrued and unpaid dividends and a price of $0.75 per share.  Based on the terms of the TARP exchange agreed to by the Treasury, CPF amended the agreements with its two lead investors to reduce the purchase price of common stock from $0.75 per share to $0.50 per share, resulting in an investment amount of approximately $98.6 million by each investor.

“We are pleased to have accomplished a key component of our company’s capital raising initiative,” said John C. Dean, Executive Chairman of CPF and CPB.  “We believe that moving forward with new capital is in the best interest of all of our shareholders, employees, and customers.”

The closing of the recapitalization transaction is subject to raising the remaining $127.8 million of the $325.0 million capital raising plan, the exchange of the TARP preferred stock, regulatory approvals, and other conditions.

CPF has filed a Form 8-K with the U.S. Securities and Exchange Commission with respect to the foregoing.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.2 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches, over 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2009 Form 10-K and 2010 Form 10-Qs.  The Company does not update any of its forward-looking statements.

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